As filed with the Securities and Exchange Commission on October 23, 2023
Registration No. 33-34910
Registration No. 33-43025
Registration No. 33-48371
Registration No. 333-61029
Registration No. 333-144972
Registration No. 333-174200
Registration No. 333-174201
Registration No. 333-174202
Registration No. 333-188452
Registration No. 333-194102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-34910
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-43025
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-48371
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61029
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-144972
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174200
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174201
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174202
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188452
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194102

UNDER THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	00-0000000 (I.R.S. Employer Identification No.)
2655 Seely Avenue, Building 5
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
______________________
Omnibus Equity Incentive Plan
(Full title of the plan)
__________________

Karna Nisewaner
Corporate Vice President, General Counsel and Corporate Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, California 95134
(Name and address of agent for service)
(408) 943-1234
(Telephone number, including area code, of agent for service)
______________________
Copy to:
David Peinsipp
Natalie Y. Karam
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111-4004
(415) 693-2000
______________________

 Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Cadence Design Systems, Inc. (the “Registrant”) is filing this post-effective amendment (the “Post-Effective Amendment”) to amend the following registration statements (the “Registration Statements”): (i) Registration Statement on Form S-8 (File No. 33-34910), which was filed on May 17, 1990, relating to shares of the Registrant's common stock, par value $0.01 per share (“Common Stock”), that were issuable under the Registrant's Amended and Restated 1987 Stock Incentive Plan, (ii) Registration Statement on Form S-8 (File No. 33-43025), which was filed on September 30, 1991, relating to shares of Common Stock that were issuable under the Registrant's Amended and Restated 1987 Stock Incentive Plan, (iii) Registration Statement on Form S-8 (File No. 33-48371), which was filed on June 4, 1992, relating to shares of Common Stock that were issuable under the Registrant's Amended and Restated 1987 Stock Incentive Plan, (iv) Registration Statement on Form S-8 (File No. 333-61029), which was filed on August 7, 1998, relating to 10,000,000 shares of Common Stock that were issuable under the Registrant's Amended and Restated 1987 Stock Incentive Plan, (v) Registration Statement on Form S-8 (File No. 333-144972), which was filed on July 31, 2007, relating to 4,000,000 shares of Common Stock that were issuable under the Registrant's Amended and Restated 1987 Stock Incentive Plan, (vi) Registration Statement on Form S-8 (File No. 333-174200), which was filed on May 13, 2011, relating to 14,614,561 shares of Common Stock that were issuable under the Registrant’s Amended and Restated 2000 Equity Incentive Plan, (vii) Registration Statement on Form S-8 (File No. 333-174201), which was filed on May 13, 2011, relating to 4,000,000 shares of Common Stock that were issuable under the Registrant’s Amended and Restated 1987 Stock Incentive Plan, (viii) Registration Statement on Form S-8 (File No. 333-174202), which was filed on May 13, 2011, relating to 289,894 shares of Common Stock that were issuable under the Altos Design Automation, Inc. 2006 Stock Plan, (ix) Registration Statement on Form S-8 (File No. 333-188452), which was filed on May 8, 2013, relating to 1,495,107 shares of Common Stock that were issuable under the Tensilica, Inc. 2007 Stock Incentive Plan, and (x) Registration Statement on Form S-8 (File No. 333-194102), which was filed on February 24, 2014, relating to 19,814 shares of Common Stock that were issuable under the C2 Design Automation (d/b/a Forte Design Systems) 2010 Stock Option Plan. The Registrant is no longer offering its securities under the above-referenced plans.

This Post-Effective Amendment is being filed in order to deregister any securities registered that remain unsold or unissued under the above-referenced plans, and to terminate the Registration Statements as to such securities. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statements which remain unsold as of October 23, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, state of California, on this 23rd day of October, 2023.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.